UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

Larimar Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 506 Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 511-9056

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2025, Larimar Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of an aggregate of 18,750,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a public offering price of $3.20 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days following the date of the Underwriting Agreement, to purchase up to an additional 2,812,500 shares of Common Stock (the “Optional Shares” and together with the Firm Shares, the “Shares”) at the same price, less the underwriting discounts and commissions, which the Underwriters exercised in full on July 30, 2025.

Giving effect to the sale of the Optional Shares, the net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $64.4 million. All of the Shares in the Offering are being sold by the Company.

Leerink Partners LLC, Guggenheim Securities, LLC, Truist Securities, Inc. and William Blair & Company, L.L.C. acted as joint bookrunning managers for the Offering. The Offering is expected to close on July 31, 2025, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a prospectus supplement, dated July 29, 2025 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (“Commission”) on July 30, 2025 and an accompanying base prospectus that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-279275), filed with the Commission on May 9, 2024 and declared effective by the Commission on May 24, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

1.1	Underwriting Agreement, dated July 29, 2025, by and among the Company and Leerink Partners LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein*

5.1	Opinion of Goodwin Procter LLP*

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

Date: July 31, 2025